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                                                                    Exhibit 23.1

The Board of Directors of
InKine Pharmaceutical Company, Inc.

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in this prospectus.

                                  /s/ KPMG LLP

Philadelphia, Pennsylvania
August 20, 2001